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Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	State of Organization
Crosstex Asset Management GP, LLC	Delaware
Crosstex Asset Management, L.P.	Delaware
Crosstex Holdings, L.P.	Delaware
Crosstex Holdings GP, LLC	Delaware
Crosstex Holdings LP, LLC	Delaware
Crosstex Energy GP, LLC	Delaware
Crosstex Energy GP, L.P.	Delaware
Crosstex Energy, L.P.	Delaware
Crosstex Operating GP, LLC	Delaware
Crosstex Energy Services GP, LLC	Delaware
Crosstex Energy Services, L.P.	Delaware
Crosstex Pipeline, LLC	Texas
Crosstex Pipeline Partners, L.P.	Texas
Crosstex Gulf Coast Transmission Ltd.	Texas
Crosstex Gulf Coast Marketing Ltd.	Texas
Crosstex CCNG Gathering, Ltd.	Texas
Crosstex CCNG Marketing, Ltd.	Texas
Crosstex CCNG Transmission, Ltd.	Texas
Crosstex CCNG Processing, Ltd.	Texas
Crosstex Treating Services, L.P.	Delaware
Crosstex Alabama Gathering System, L.P.	Delaware
Crosstex Mississippi Industrial Gas Sales, L.P.	Delaware
Crosstex Mississippi Pipeline, L.P.	Delaware
Crosstex Seminole Gas, L.P.	Delaware
Crosstex Acquisition Management, L.P.	Delaware
Crosstex Louisiana Energy, L.P.	Delaware
LIG Chemical GP, LLC	Delaware
LIG Chemical, L.P.	Delaware
LIG Liquids Holdings, L.P.	Delaware
Crosstex LIG, LLC	Louisiana
Crosstex Tuscaloosa, LLC	Louisiana
Crosstex LIG Liquids, LLC	Louisiana
Crosstex DC Gathering Company, J.V.	Texas

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  Exhibit 21.1
List of Subsidiaries